UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

August 19, 2011
Date of report (Date of earliest event reported)

COUNSEL RB CAPITAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

700 – 1 Toronto St., Toronto, Ontario, Canada, M5C 2V6
 (Address of Principal Executive Offices and Zip Code)

(416) 866 3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Catherine Moran, Vice President of Accounting and Corporate Controller of Counsel RB Capital Inc. (the “Company”), has resigned from the Company effective as of August 19, 2011.  Ms. Moran’s resignation was not for cause.  Ms. Moran provided certain management services to the Company in accordance with the terms and provisions of the Management Services Agreement dated December 23, 2004, by and between Counsel Corporation, the majority shareholder and parent of the Company, and the Company.  Ms. Moran has also resigned as Vice President of Accounting and Corporate Controller of Counsel Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Counsel RB Capital Inc.

Date: August 23, 2011	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary